UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 9, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01	Regulation FD Disclosure.

On July 9, 2026, Ionis Pharmaceuticals, Inc.  (“Ionis”) issued a press release announcing that the CARDIO-TTRansform Phase 3 trial for eplontersen in patients with transthyretin-mediated amyloid cardiomyopathy (“ATTR-CM”) did not meet the primary efficacy endpoint of the composite outcome of cardiovascular (“CV”) mortality and recurrent CV clinical events up to Week 140 compared with placebo. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On July 9, 2026, Ionis announced that the CARDIO-TTRansform Phase 3 trial for eplontersen in patients with ATTR-CM did not meet the primary efficacy endpoint of the composite outcome of CV mortality and recurrent CV clinical events up to Week 140 compared with placebo. In this contemporary patient population treated with standard of care, including a majority on a stabilizer, adding eplontersen did not provide a statistically significant benefit.

In a prespecified subgroup analysis of patients treated with eplontersen monotherapy compared to placebo, a nominally significant hazard ratio of 0.71 was observed on the composite outcome of CV mortality and recurrent CV events. In patients who were on stabilizer therapy at baseline, no treatment effect was observed.

In the overall population, multiple secondary, imaging and biomarker analyses favored eplontersen versus placebo. Large and sustained reductions in transthyretin were observed, consistent with the silencer class for ATTR. Eplontersen was well tolerated, with a favorable safety profile consistent with previous results.

CARDIO-TTRansform is a Phase 3, multicenter, randomized, double-blinded, placebo-controlled study to evaluate the safety and efficacy of eplontersen compared to placebo in participants with ATTR-CM receiving available standard of care: 57% of patients in each arm received a stabilizer treatment at baseline, and a further 24% in each arm initiated a stabilizer during the trial.

Ionis and AstraZeneca will continue to analyze the full data set, and results will be shared with the scientific community at the European Society of Cardiology Congress in August 2026.

Forward-Looking Statements

This report includes forward-looking statements regarding Ionis’ business and the therapeutic and commercial potential of eplontersen, Ionis’ technologies and other products in development . Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2025, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company. In this report, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our” and “us” all refer to Ionis Pharmaceuticals and its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated July 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: July 9, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel